UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2003

 Datatec Systems, Inc.
(Exact name of registrant as specified in its chapter)

 Delaware
(State or other jurisdiction
of incorporation)

 000-20688
(Commission
File Number)

 94-2914253
(IRS Employer
Identification No.)

 23 Madison Road, Fairfield, New Jersey
(Address of principal executive offices)

 07004
(Zip Code)

Registrant's telephone number, including area code: (973) 808-4000

 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

December 17, 2003 Press Release

 On December 17, 2003, Datatec Systems, Inc. (the "Company") announced that it would delay the filing of its Form 10-Q for the quarter ended October 31, 2003 and that it had decided, through its Audit Committee, to hire outside counsel to conduct an independent review of the valuation of long-term contracts.  The Company also announced certain expected results of operations for the quarter ended October 31, 2003 as set forth in Item 12 below.  For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Board of Director Changes

 On December 1, 2003 Walter Grossman stepped down for personal reasons from the Company's Audit Committee and on December 11, 2003, the Company appointed Robert Friedman, a member of its Board of Directors, to be its Interim-Chairman of the Board, to fill the vacancy created by the departure of Isaac Gaon.

Default Upon Senior Securities

The Company maintains a credit facility with IBM Credit in the amount of approximately $25 million.  For the fiscal quarter ended October 31, 2003, the Company was not in compliance with certain required financial covenants, and as a result, the Company is in default of the credit facility with IBM Credit.  Since the fiscal quarter ended January 31, 2001, through and including the fiscal quarter ended July 31, 2003, the Company has had similar financial covenant defaults.  For each of these fiscal quarters, IBM Credit had provided to the Company a written default waiver.  On December 12, 2003, IBM Credit informed the Company that it would not provide the Company with a written waiver for the fiscal quarter ended October 31, 2003.

The Company also has outstanding $4.9 million Subordinated Secured Convertible Notes which were issued to funds managed by the Palladin Group L.P.  Pursuant to certain cross-default provisions of these notes, the Company has defaulted on these notes, as a result of its default of the IBM Credit facility and failure to obtain a waiver from IBM Credit on such default.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit

Description of Document

99.1

Press Release dated December 17, 2003

Item 12.  Results of Operations and Financial Condition.

On December 17, 2003, the Company issued a press release by which it announced that it expected losses for the fiscal quarter ended October 31, 2003 to be approximately $10 million.  The Company also announced that it intended to take a restructuring charge of approximately $4.5 million in the quarter ended January 31, 2004 in connection with its decision to eliminate the commercialization of certain software applications and to refocus the business on its core strengths of configuration and deployment.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Current Report on Form 8-K, including the exhibit hereto, shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 DATATEC SYSTEMS, INC.
(Registrant)

Date: December 17, 2003

/s/ Richard K. Davis

 Richard K. Davis, Vice President and General Counsel
(signature)*

*Print name and title of the signing officer under his signature.